Exhibit 23.1

CONSENT OF EXPERT

I consent to the reference to me under the headings “Item 3.A Selected Financial Data–Risks Relating To Our Business–Our Reserve Estimates Could Be Subject To Significant Changes,” “Item 4.D Property, Plant and Equipment–Caliche: Facilities and Reserves” and “Item 19. Exhibits” in the Annual Report on Form 20-F of Sociedad Química y Minera de Chile S.A. (“SQM”) for the fiscal year ended December 31, 2018:

April 17, 2019	/s/ Sergio Alarcón
Sergio Alarcón
Senior Geologist of SQM